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                                                                   EXHIBIT 10.12

                            PERSONAL AND CONFIDENTIAL

Date:     December, 2000

Subject:  Executive Severance Plan

From:     Jim Reid-Anderson

To:       Participant Name

The long-term future for both our business and our industry is favorable and encouraging. In the short run, though, Dade Behring faces some short-term business challenges. As you know, we are taking aggressive steps now to improve our financial position, create a competitive advantage, and set the stage for future growth. Our goal is to improve our business performance immediately so that we can move ahead strategically towards a bright future. As part of the Dade Behring leadership team, you play an important role as we progress towards this enhanced performance.

To recognize your dedication and commitment towards our vision and future business success, I am pleased to inform you of your participation in the Executive Severance Plan which will provide you with additional financial security while finding new employment or pursuing other goals in the event of an involuntary termination.

EXECUTIVE SEVERANCE PLAN

1. If you are "involuntarily terminated" (as defined in paragraph 2 below) by the Company, you will be entitled to continue to receive (1) your base salary payable in regular payroll installments from the date of such termination for 12 months (less applicable withholdings) and (2) a bonus equal to the bonus you would had received had you remained employed for the entire bonus period (the amount to be determined by the Board in good faith), pro rated based on the number of days that have elapsed during the year through the date of termination (and payable in accordance with normal Company policy) (less applicable withholdings). Such payments will only be paid if you have executed and delivered to the Company a general release in form and substance satisfactory to the Company which includes a release of age discrimination claims under the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act) and only so long as you have not breached the provisions of paragraphs 3 and 4 below. For purposes of this letter agreement, "Company" shall mean Dade Behring Holdings, Inc. and its subsidiaries.

2.   "Involuntary termination" means a termination by the Company OTHER THAN if:

     (A) you choose to leave the Company, other than in connection with (i) a significant reduction of your duties and responsibilities which are inconsistent with your current position, (ii) a significant reduction in your total compensation from the level in effect upon the date hereof or (iii) the relocation of your primary business location to a place more than fifty (50) miles from its present location, without your consent;

     (B) you are terminated for cause (as defined in the 2000 Dade Behring Stock Option Plan); or

     (C) you elect to accept a comparable position either within the Company or with a successor employer, for example, a purchaser of your business unit, if sold.

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EXECUTIVE SEVERANCE PLAN
DECEMBER, 2000
PAGE 2

3. You acknowledge that in the course of your employment with the Company you have become familiar with the Company's trade secrets and with other confidential information concerning the Company and that your services have been and shall be of special, unique and extraordinary value to the Company. Therefore, you agree that, during your employment with the Company and for one year thereafter (the "NONCOMPETE PERIOD"), you shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company, as such businesses exist or are in process during your employment with the Company on the date of the termination of your employment, within any geographical area in which the Company engages or plans to engage in such businesses. Nothing herein shall prohibit you from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as you have no active participation in the business of such corporation.

4. During the Noncompete Period, you shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire any person who was an employee of the Company at any time during your employment or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company (including, without limitation, making any negative or disparaging statements or communications regarding the Company).

5. If, at the time of enforcement of paragraph 3 or 4 of this letter, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, you and the Company agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because your services are unique and because you have access to confidential information and work product, you and the Company agree that money damages would not be an adequate remedy for any breach of this letter agreement. Therefore, in the event a breach or threatened breach of this letter agreement, the Company or its successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by you of paragraph 3, the Noncompete Period shall be tolled until such breach or violation has been duly cured. You acknowledge that the restrictions contained in paragraph 3 are reasonable and that you have reviewed the provisions of this letter agreement with your legal counsel.

6. Whenever possible, each provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this letter agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

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EXECUTIVE SEVERANCE PLAN
DECEMBER, 2000
PAGE 3

7. This letter agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among you and the Company and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

8. You agree to keep the terms, conditions and amounts payable under this executive severance plan strictly confidential. Failure to respect this confidentiality will jeopardize participation in the plan.

9. If you are rehired during the period you are receiving severance payments, your severance payments will stop on your rehire date and your future participation in the executive severance plan will be determined by the Board based on the facts and circumstances of your rehire.

10. If you die while receiving severance pay, any remaining severance will be paid to your estate.

11. If your severance pay has been overpaid or wrongfully paid, you must return the overpayment to the Company. If you fail to return the overpayment upon notification, you may not receive future severance pay. In addition, the Company may take appropriate steps to collect the overpayment.

12. If your address changes while you are receiving severance pay and you do not notify the Company, your severance pay may be delayed.

Working together, we can leverage our strengths, manage through our challenges and anticipate a very positive future. I very much look forward to working with you as we progress together.

Congratulations!

/s/ Jim Reid-Anderson

Jim Reid-Anderson
President and CEO

Agreed and Acknowledged


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Participant Name